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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 4, 2005 in the Registration Statement on Form S-1 and related Prospectus of Eschelon Telecom, Inc. for the registration of its common stock.

                                                                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 4, 2005

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Consent of Independent Registered Public Accounting Firm